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                                                                     Exhibit 9.1

                       VOTING AND EXCHANGE TRUST AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the 11th day of June, 2003.

AMONG:

               THE HOCKEY COMPANY, a corporation
               existing under the laws of the State of Delaware
               (hereinafter referred to as "THC");

                                     - and -

               THE HOCKEY COMPANY HOLDINGS INC.,
               a corporation existing under the laws of Canada
               (hereinafter referred to as "HOLDINGS");

                                     - and -

               COMPUTERSHARE TRUST COMPANY OF CANADA,
               a trust company incorporated under the laws of Canada (hereinafter referred to as "TRUSTEE");


     WHEREAS pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of April 2, 2003 by and among THC, Holdings and Hockey Merger Co., a wholly-owned subsidiary of Holdings, each of the stockholders of THC will receive in exchange for each share of voting common stock, par value $.01 per share, one (1) share of non-voting exchangeable common stock, par value $.01 per share, in THC (the "EXCHANGEABLE SHARES");

     AND WHEREAS the Merger Agreement will become effective concurrently with the closing of the initial public offering ("IPO") of Holdings by way of a supplemented PREP prospectus dated June 5, 2003 and is conditional upon the closing of the IPO;

     AND WHEREAS pursuant to the Merger Agreement, THC and Holdings have agreed to execute a voting and exchange trust agreement substantially in the form of this trust agreement;

     AND WHEREAS the above recitals are made as statements of fact by THC and Holdings, and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

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                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares attached as Exhibit A to the Amended and Restated Certificate of Incorporation of THC, which is attached as Exhibit A to the Merger Agreement, unless the context requires otherwise.

1.2  DEFINITIONS

     In this trust agreement, the following terms shall have the following meanings:

     "ASSIGNEE" has the meaning ascribed to that term in Section 12.3.

     "AUTHORIZED PERSON" has the meaning ascribed to that term in Section 6.17.

     "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of Holdings to effect the automatic exchange of Exchangeable Shares for Holdings Common Shares pursuant to Article 5.

     "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than Holdings and Holdings Affiliates.

     "BENEFICIARY VOTES" has the meaning ascribed to that term in Section 4.2.

     "COURT" means the Superior Court of Quebec.

     "HOLDINGS MEETING" has the meaning ascribed to that term in Section 4.2.

     "HOLDINGS SPECIAL VOTING SHARES" means the special voting shares of Holdings which entitle the holder of record of such shares, at meetings of holders of Holdings Common Shares, to one (1) vote per Exchangeable Share held by a Beneficiary from time to time (other than Exchangeable Shares held by Holdings and Holdings Affiliates), which shares are to be issued to, deposited with, and voted by, the Trustee as described herein.

     "HOLDINGS SUCCESSOR" has the meaning ascribed to that term in
     Section 10.1.

     "INDEMNIFIED PARTIES" has the meaning ascribed to that term in
     Section 8.1.

     "INSOLVENCY EVENT" means the institution by Holdings or THC, as the case may be, of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Holdings or THC, as the case may be, to the institution of bankruptcy, insolvency or winding-up proceedings against Holdings or THC, as the case may be, or the filing of a petition, answer or consent seeking dissolution or winding-up under any

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     bankruptcy, insolvency or analogous laws, including without limitation the
     COMPANIES CREDITORS' ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada) and the BANKRUPTCY REFORM ACT OF 1978, as heretofore and hereinafter amended, as codified at 11 U.S.C. Section 101 et seq., and the failure by Holdings or THC, as the case may be, to contest in good faith any such proceedings commenced in respect of Holdings or THC, as the case may be, within 30 days of becoming aware thereof, or the consent by Holdings or THC, as the case may be, to the filing of any such petition or to the appointment of a receiver, or the making by Holdings or THC, as the case may be, of a general assignment for the benefit of creditors.

     "INSOLVENCY EVENT EFFECTIVE DATE" has the meaning ascribed to that term in
     Section 5.6(c).

     "LIST" has the meaning ascribed to that term in Section 4.6.

     "OFFICER'S CERTIFICATE" means, with respect to Holdings or THC, as the case may be, a certificate signed by any one of the authorized signatories of Holdings or THC, as the case may be.

     "PUT RIGHT" means the put right granted to each holder of Exchangeable Shares pursuant to Article 6 of the Share Provisions.

     "TRUST" means the trust created by this trust agreement under the laws of the Province of Quebec.

     "TRUST ESTATE" means the Holdings Special Voting Shares, any other securities, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

     "TRUSTEE" means Computershare Trust Company of Canada or such other trust company or other Entity that Holdings may, in its reasonable discretion, choose and, subject to the provisions of Article 9, includes any successor trustee.

     "VOTING RIGHTS" means the voting rights attached to the Holdings Special Voting Shares as set forth in Article 4.

1.3  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this trust agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this trust agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number and/or a letter refer to the specified Article or section of this trust agreement. The terms "THIS TRUST AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this trust agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

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                                      - 4 -

1.4  NUMBER, GENDER, ETC.

     Words importing the singular number only shall include the plural and VICE VERSA. Words importing any gender shall include all genders.

1.5  DATE FOR ANY ACTION

     If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2

                              PURPOSE OF AGREEMENT

2.1  ESTABLISHMENT OF TRUST

     The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Holdings Special Voting Shares in order to enable the Trustee to execute the Voting Rights and will hold the Automatic Exchange Right in order to enable the Trustee to exercise such right, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.

2.2  ADMINISTRATION OF THE PROPERTY OF OTHERS

     Title VII of the Civil Code of Quebec, regarding the administration of the property of others, shall not apply to the provisions of this trust agreement, the Trustee, the Beneficiaries, Holdings, THC, the administrator of the Trust, the Trust Estate or any other property held by the Trust; furthermore, the obligations and duties of the Trustee shall be solely as set forth herein.


                                    ARTICLE 3

                         HOLDINGS SPECIAL VOTING SHARES

3.1  ISSUE AND OWNERSHIP OF THE HOLDINGS SPECIAL VOTING SHARES

     On the date hereof, Holdings hereby issues to, and deposits with the Trustee, a number of Holdings Special Voting Shares equal to the number of Exchangeable Shares to be issued on the date hereof to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. Holdings hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the issuance of the Holdings Special Voting Shares by Holdings to the Trustee. After the date hereof, (i) Holdings shall issue to, and deposit with the Trustee, one (1) Holdings Special Voting Share upon the issuance of an Exchangeable Share to any current or new Beneficiary and (ii) Holdings shall cancel, and the Trustee shall return to Holdings, one (1) Holdings Special Voting Share upon the exercise of the Put Right by a holder of Exchangeable Shares pursuant to Article 6 of

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                                      - 5 -

the Share Provisions or upon the exercise of the Call Right by Holdings pursuant to Article 7 of the Share Provisions, with respect to the Exchangeable Share to which such Holdings Special Voting Share relates.

     During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with all rights in respect of the Holdings Special Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Holdings Special Voting Shares provided that the Trustee shall:

     (a) hold the Holdings Special Voting Shares and all the rights related thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Holdings Special Voting Shares and the Holdings Special Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

3.2  LEGENDED SHARE CERTIFICATES

     THC will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3  SAFE KEEPING OF CERTIFICATES

     The certificates representing the Holdings Special Voting Shares shall at all times be held in safe keeping by the Trustee or its duly authorized agent.



                                    ARTICLE 4

                            EXERCISE OF VOTING RIGHTS

4.1  VOTING RIGHTS

     The Trustee, as the holder of record of the Holdings Special Voting Shares, shall be entitled to all the Voting Rights and to vote in person or by proxy the Holdings Special Voting Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Holdings at a Holdings Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received in accordance with this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Holdings Meeting is held; and

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     (b)  to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2  NUMBER OF VOTES

     With respect to all meetings of shareholders of Holdings at which holders of Holdings Common Shares are entitled to vote (each, a "HOLDINGS MEETING"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, through the corresponding Holdings Special Voting Share, one (1) vote for each Exchangeable Share owned of record by such Beneficiary on the record date established by Holdings or by applicable law for such Holdings Meeting (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such Holdings Meeting.

4.3  MAILINGS TO SHAREHOLDERS

     With respect to each Holdings Meeting, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Holdings utilizes in communications to holders of Holdings Common Shares subject to the Trustee being advised in writing of that method and its ability to provide that method of communication) to each of the Beneficiaries named in the List referred to in Section 4.6, the following materials (such mailing or communication to commence on the same day as the mailing (or other communication) is commenced by Holdings to its shareholders or, if later, promptly after receipt by the Trustee of such materials):

     (a) a copy of the notice of such Holdings Meeting, together with any related materials, including, without limitation, any circular or information statement, to be provided to shareholders of Holdings;

     (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Holdings Meeting or, pursuant to Section 4.7, to attend such Holdings Meeting and to exercise personally the Beneficiary Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

          (ii) a proxy to a designated agent or other representative of the management of Holdings to exercise such Beneficiary Votes;

     (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

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                                      - 7 -

     (e) a form of direction whereby the Beneficiary may instruct the Trustee as to voting and otherwise as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which, in the case of a Holdings Meeting, shall be not later than the close of business on the fourth (4th) Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Holdings Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Holdings or by applicable law for purposes of determining shareholders entitled to vote at such Holdings Meeting. Holdings will notify the Trustee of any decision of the Board of Directors of Holdings with respect to the calling of any Holdings Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4  COPIES OF SHAREHOLDER INFORMATION

     Holdings will deliver to the Trustee copies of all proxy materials (including notices of Holdings Meetings but excluding proxies to vote Holdings Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Holdings Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Holdings Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Holdings, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Holdings) received by the Trustee from Holdings and will use its best efforts to mail or otherwise send such materials contemporaneously with the sending by Holdings or its designee of such materials to holders of Holdings Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal during the regular business hours of the Trustee all proxy materials, information statements, reports and other written communications that are:

     (a) received by the Trustee as the registered holder of the Holdings Special Voting Shares and made available by Holdings generally to the holders of Holdings Common Shares; or

     (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Holdings.

4.5  OTHER MATERIALS

     As soon as reasonably practicable after receipt by Holdings or shareholders of Holdings (if such receipt is known by Holdings) of any material sent or given by or on behalf of a third

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                                      - 8 -

party to holders of Holdings Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Holdings shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Holdings, copies of all such materials received by the Trustee from Holdings. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal during the regular business hours of the Trustee copies of all such materials.

4.6  LIST OF PERSONS ENTITLED TO VOTE

     THC shall, (a) prior to each annual general and special Holdings Meeting and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order (and, if requested, arranged by jurisdiction of residence) and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Holdings Meeting, at the close of business on the record date established by Holdings or pursuant to applicable law for determining the holders of Holdings Common Shares entitled to receive notice of and/or to vote at such Holdings Meeting. Each such List shall be delivered to the Trustee as promptly as practicable after receipt by THC of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time to enable the Trustee to perform its obligations under this trust agreement. Holdings agrees to give THC notice (with a copy to the Trustee) of the calling of any Holdings Meeting, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable THC to perform its obligations under this Section 4.6.

4.7  ENTITLEMENT TO DIRECT VOTES

     Any Beneficiary named in a List prepared in connection with any Holdings Meeting will be entitled (a) to instruct the Trustee in the manner described in
Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

     (a) In connection with each Holdings Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by

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                                      - 9 -

          the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

     (b)  Subject to the timely receipt of instructions as contemplated in
          Section 4.3(f), the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Holdings Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9  DISTRIBUTION OF WRITTEN MATERIALS

     Any written materials distributed by the Trustee pursuant to this trust agreement shall be sent by mail (or otherwise communicated in the same manner as Holdings utilizes in communications to holders of Holdings Common Shares subject to the Trustee being advised in writing of that method of communication and its ability to provide that method of communication) to each Beneficiary at its address as shown on the books of THC. THC shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)  a current List; and

     (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

4.10 TERMINATION OF VOTING RIGHTS

     All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Holdings and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares, upon the exercise by the Trustee of the Automatic Exchange Right, upon the exercise of the Put Right by a holder of Exchangeable Shares pursuant to Article 6 of the Share Provisions or upon the exercise of the Call Right by Holdings pursuant to
Article 7 of the Share Provisions, and the Holdings Special Voting Shares

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                                     - 10 -

corresponding to such Exchangeable Shares shall be canceled by Holdings and the Trustee shall return to Holdings such Holdings Special Voting Shares.


                                    ARTICLE 5

                            AUTOMATIC EXCHANGE RIGHT

5.1  GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHT

     Holdings hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the Automatic Exchange Right, in accordance with the provisions of this trust agreement. Holdings hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right by Holdings to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall be entitled to exercise all of the rights and powers related to the Automatic Exchange Right, provided that the Trustee shall:

     (a) hold the Automatic Exchange Right as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

     (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

5.2  OBLIGATIONS OF HOLDINGS

     The obligations of Holdings to deliver Holdings Common Shares pursuant to the Automatic Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.3  LEGENDED SHARE CERTIFICATES

     THC will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right.

5.4  QUALIFICATION OF HOLDINGS COMMON SHARES

     Holdings covenants that if any Holdings Common Shares to be issued and delivered pursuant to the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus, registration statement or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Holdings to the initial

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                                     - 11 -

holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "CONTROL PERSON" of Holdings for purposes of Canadian provincial securities law or an "AFFILIATE" of Holdings for purposes of United States federal or state securities law), Holdings will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause such Holdings Common Shares to be and remain duly registered, qualified or approved. Holdings will in good faith expeditiously take all such reasonable actions and do all such reasonable things as are necessary or desirable to cause all Holdings Common Shares to be delivered pursuant to the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Holdings Common Shares have been listed by Holdings and remain listed and are quoted or posted for trading at such time.

5.5  HOLDINGS COMMON SHARES

     Holdings hereby represents, warrants and covenants that the Holdings Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.6  AUTOMATIC EXCHANGE ON INSOLVENCY EVENT

     (a) As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, THC and/or Holdings, as the case may be, shall give written notice thereof to the Trustee.

     (b) As soon as practicable following receipt by the Trustee from Holdings and/or THC, as the case may be, of notice of any Insolvency Event, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Holdings Common Shares provided for in Section 5.6(c).

     (c) Immediately prior to the effective date of any Insolvency Event (the "INSOLVENCY EVENT EFFECTIVE DATE") all of the then outstanding Exchangeable Shares shall be automatically exchanged for Holdings Common Shares on the basis of one (1) Holdings Common Share for each Exchangeable Share which shall serve the purpose of, with respect to an Insolvency Event of THC, the Trustee effectively exercising the Put Rights of all holders of Exchangeable Shares pursuant to Article 6 of the Share Provisions and, with respect to an Insolvency Event of Holdings, the Trustee effectively exercising the Call Right pursuant to Article 7 of the Share Provisions.

     Immediately prior to the Insolvency Event Effective Date, the exchange contemplated by the automatic exchange of Exchangeable Shares for Holdings Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Holdings all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and Holdings shall cause to be delivered to the Beneficiary the Holdings Common Shares

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                                     - 12 -

issuable upon the automatic exchange of Exchangeable Shares for Holdings
Common Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Holdings Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Holdings Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Holdings pursuant to such automatic exchange shall thereafter be deemed to represent Holdings Common Shares issued to the Beneficiary by Holdings pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Holdings Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Holdings may reasonably require, Holdings shall deliver or cause to be delivered to the Beneficiary certificates representing Holdings Common Shares of which the Beneficiary is the holder.


                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

6.1  POWERS AND DUTIES OF THE TRUSTEE

     The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the Holdings Special Voting Shares from Holdings as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this trust agreement;

     (d) receiving the grant of the Automatic Exchange Right from Holdings as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

     (e) enforcing the benefit of the Automatic Exchange Right in accordance with the provisions of this trust agreement, and in connection therewith receiving from Beneficiaries the Exchangeable Shares and other requisite documents and causing to be delivered to such Beneficiaries Holdings Common Shares to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right;

     (f)  holding title to the Trust Estate;

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

     (h) taking action at the written direction of a Beneficiary or Beneficiaries to enforce the obligations of Holdings and THC under this trust agreement;

     (i) taking such other actions and doing such other things as are specifically provided in this trust agreement; and

     (j) receiving, as Trustee for and on behalf of the Beneficiaries, such documents as may be required to be delivered by Holdings as a condition of the exercise by Holdings of the Call Right.

     In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all Persons.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The duties and obligations of the Trustee shall be determined by the provisions hereof and by the provisions of applicable law and, accordingly, the Trustee shall only be responsible for the performance of such duties and obligations as it has undertaken herein or as required by applicable law. Where the provision of documentation to the Trustee is contemplated by this trust agreement, the Trustee shall retain the right not to act and shall be held not to be liable for refusing to act unless it has received such documentation in a clear and reasonable form that complies with the terms of this trust agreement. Such documentation must not require the exercise of any discretion or independent judgment on the part of the Trustee except as provided herein.

6.2  NO CONFLICT OF INTEREST

     The Trustee represents to Holdings and THC that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 8. If, notwithstanding the foregoing provisions of this
Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as Trustee hereunder.

6.3  DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

     Holdings and THC irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Holdings Common Shares; and

     (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement.

     Holdings and THC irrevocably authorize their respective registrars and transfer agents to comply with all such requests.

6.4  BOOKS AND RECORDS

     The Trustee shall keep available for inspection by Holdings and THC at the Trustee's principal corporate trust office in the City of Montreal correct and complete books and records of account relating to the Trust created by this trust agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries. On or before March 31, 2004, and on or before March 31 in every year thereafter, so long as the Holdings Special Voting Shares are on deposit with the Trustee, the Trustee shall transmit to Holdings and THC a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;
          and

     (b) any action taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

6.5  INCOME TAX RETURNS AND REPORTS

     The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law and in connection therewith may obtain the advice of and assistance from such experts as the Trustee may reasonably consider necessary or advisable. If requested by the Trustee, Holdings shall retain such experts for providing such advice or assistance to the Trustee.

6.6  INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

     The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security, funding or indemnity, satisfactory to the Trustee, acting reasonably, against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security, funding or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities, with respect to the Holdings Special Voting

Shares pursuant to Article 4, subject to Section 6.15 and, with respect to the Automatic Exchange Right pursuant to Article 5, subject to Section 6.15.

     None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7  ACTION OF BENEFICIARIES

     No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security, funding or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8  RELIANCE UPON DECLARATIONS

     The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, lists, mailing labels, or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, lists, mailing labels or reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this trust agreement.

6.9  EVIDENCE AND AUTHORITY TO TRUSTEE

     Holdings and/or THC shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by Holdings and/or THC or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Holdings and/or THC promptly if and when:

     (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this
          Section 6.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives Holdings and/or THC written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of Holdings and/or THC or a statutory declaration or a certificate made by Persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Holdings and/or THC, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Holdings and/or THC it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the Person giving the evidence:

     (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10 EXPERTS, ADVISERS AND AGENTS

     The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Holdings and/or THC or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

     Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Quebec, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of THC. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of THC, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

6.13 TRUSTEE NOT BOUND TO ACT ON REQUEST

     Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Holdings and/or THC or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 AUTHORITY TO CARRY ON BUSINESS

     The Trustee represents to Holdings and THC that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15 CONFLICTING CLAIMS

     If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any Person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights or the Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

     (b) all differences with respect to the Voting Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16 ACCEPTANCE OF TRUST

     The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17 INCUMBENCY CERTIFICATE

     Each of Holdings and THC shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee (each an "AUTHORIZED PERSON"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 13.3 of this trust agreement, of a change in the Authorized Persons with updated specimen signatures.

                                    ARTICLE 7

                                  COMPENSATION

7.1  FEES AND EXPENSES OF THE TRUSTEE

     Holdings and THC, jointly and severally, agree to pay the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements (including reasonable travel expenses incurred by the Trustee in connection with its duties hereunder and reasonable compensation and reasonable remuneration paid by the Trustee in connection with the retainer or employment of experts, advisors and agents under Sections 6.5 and 6.10), including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this trust agreement; provided that Holdings and THC shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct. Invoices for services rendered by the Trustee hereunder shall be provided to Holdings, on behalf of Holdings and THC, at the address of the Holdings set forth in Section 13.3 of this trust agreement. Any amount owing or unpaid after 30 days from the invoice date will bear interest at a rate per annum, from the expiration of such 30 day period, equal to the then current rate charged by the Trustee and shall be payable on demand. The obligation of Holdings and THC under this Section 7.1 shall survive the resignation or removal of the Trustee.


                                    ARTICLE 8

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1  INDEMNIFICATION OF THE TRUSTEE

     Holdings and THC, jointly and severally, agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this trust agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instruction delivered to the Trustee by Holdings or THC pursuant hereto.

     In no case shall Holdings or THC be liable under this indemnity for any claim against any of the Indemnified Parties unless Holdings and THC shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Holdings and THC shall be entitled to participate at their own expense in the defence and, if Holdings and THC so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate, in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Holdings or THC; or (ii) the named parties to any such suit include both the Trustee and Holdings or THC and the Trustee shall have been advised by counsel acceptable to Holdings or THC that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Holdings or THC and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Holdings and THC shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

     For certainty, the indemnity provided for in this Section 8.1 shall survive the termination of the trust agreement.

8.2  LIMITATION OF LIABILITY

     The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.


                                    ARTICLE 9

                                CHANGE OF TRUSTEE

9.1  RESIGNATION

     The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Holdings and THC specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Holdings and THC otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Holdings and THC shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee of such appointment, a successor trustee may be appointed by an order of a court of competent jurisdiction upon application of one or more of the parties hereto, at the expense of Holdings and THC.

9.2  REMOVAL

     The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Holdings and THC, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3  SUCCESSOR TRUSTEE

     Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to Holdings and THC and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with the like effect as if originally named as trustee in this trust agreement. However, on the written request of Holdings and THC or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Holdings, THC and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4  NOTICE OF SUCCESSOR TRUSTEE

     Upon acceptance of appointment by a successor trustee as provided herein, Holdings and THC shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Holdings or THC shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Holdings and THC.


                                   ARTICLE 10

                               HOLDINGS SUCCESSORS

10.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

     Holdings shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless such other Person or continuing corporation (herein called the "HOLDINGS SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto to evidence the assumption by the Holdings Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Holdings Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Holdings under this trust agreement.

10.2 VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee and, if required by Section 10.1, Holdings Successor and THC shall execute and deliver the supplemental trust agreement provided for in
Article 10 and thereupon Holdings Successor shall possess and from time to time may exercise each and every right and power of Holdings under this trust agreement in the name of Holdings or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of Holdings or any officers of Holdings may be done and performed with like force and effect by the directors or officers of such Holdings Successor.

10.3 WHOLLY-OWNED SUBSIDIARIES

     Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Holdings with or into Holdings or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Holdings provided that all of the assets of such subsidiary are transferred to Holdings or another wholly-owned direct or indirect subsidiary of Holdings and any such transactions are expressly permitted by this Article 10.


                                   ARTICLE 11

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1 AMENDMENTS, MODIFICATIONS, ETC.

     This trust agreement may not be amended or modified except by an agreement in writing executed by Holdings, THC and the Trustee and approved by the Beneficiaries in accordance with the Share Provisions and all applicable laws.

11.2 MINISTERIAL AMENDMENTS

     Notwithstanding the provisions of Section 11.1, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

     (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of THC and Holdings shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

     (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Holdings and THC and in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such Boards of Directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

     (c) making such changes or corrections which, on the advice of counsel to Holdings, THC and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel) and the Board of Directors of each of Holdings and THC such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

11.3 MEETING TO CONSIDER AMENDMENTS

     THC, at the request of Holdings, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of THC, the Share Provisions and all applicable laws.

11.4 CHANGES IN CAPITAL OF HOLDINGS AND THC

     At all times after the occurrence of any event contemplated pursuant to
Section 2.6 of the Exchangeable Share Support Agreement or otherwise, as a result of which either Holdings Common Shares or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which Holdings Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

     No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time THC (when authorized by a resolution of its Board of Directors), Holdings (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Holdings Successors and the covenants of and obligations assumed by each such Holdings Successor in accordance with the provisions of Article 10 and any successor trustee in accordance with the provisions of Article 9 and Section 12.3;

     (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights which, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Holdings, THC, the Trustee or this trust agreement; and

     (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation, to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel), the rights of the Trustee and Beneficiaries will not be prejudiced thereby.


                                   ARTICLE 12

                           TERMINATION AND ASSIGNMENT

12.1 TERM

     The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

     (a) no outstanding Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by a Beneficiary (other than Holdings and the Holdings Affiliates); and

     (b) each of Holdings and THC elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with the Share Provisions and all applicable laws.

12.2 SURVIVAL OF AGREEMENT

     This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this trust agreement.

12.3 ASSIGNMENT BY TRUSTEE

     This trust agreement may not be assigned by the Trustee without the prior written consent of Holdings and THC, not to be unreasonably withheld; provided, however, that this trust agreement may be assigned by the Trustee to an Affiliate (the "ASSIGNEE") if (a) the Assignee executes, acknowledges and delivers to Holdings and THC a trust agreement or other instrument(s) supplemental hereto as provided in Article 11 to evidence the appointment of it as successor trustee and the acceptance by it of such appointment and the assumption by it of all the duties and obligations of the predecessor trustee hereunder without further amendment hereto, and (b) Holdings and THC are provided with a certificate of a senior officer of the Assignee in form satisfactory to them, acting reasonably, certifying that the Assignee is authorized to carry on the business of a trust company in each of the Provinces of Canada and is free of any material conflict of interest in its role as fiduciary under this trust agreement and in its role in any other capacity.


                                   ARTICLE 13

                                     GENERAL

13.1 SEVERABILITY

     If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2 ENUREMENT

     This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3 NOTICES TO PARTIES

     All notices and other communications required or permitted to be delivered to a party under this Agreement shall be in writing and shall be deemed to have been properly delivered, given or received upon receipt when delivered by hand or two Business Days after being sent by registered mail or by courier or by express delivery service or by facsimile, provided that in each case the notice or communication is sent to the address or a facsimile telephone number set forth beneath the name of such party below:

     (a)  if to THC:

                    The Hockey Company
                    3500 de Maisonneuve Blvd. West
                    Suite 800
                    Montreal, Quebec
                    H3Z 3C1

                    Fax:        (514) 932-6020
                    Attention:  Matthew H. O'Toole, President and CEO

     (b)  if to Holdings:

                    The Hockey Company Holdings Inc.
                    3500 de Maisonneuve Blvd. West
                    Suite 800
                    Montreal, Quebec
                    H3Z 3C1

                    Fax:        (514) 932-6020
                    Attention:  Matthew H. O'Toole, President and CEO

     (c)  if to the Trustee:

                    Computershare Trust Company of Canada
                    1500 University Street
                    Suite 700
                    Montreal, Quebec
                    H3A 3S8

                    Fax:        (514) 982-7677
                    Attention:  General Manager, Corporate Trust Services

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4 NOTICE TO BENEFICIARIES

     Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of THC from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply MUTATIS MUTANDIS to notices or documents as aforesaid sent to such Beneficiaries.

13.5 RISK OF PAYMENTS BY POST

     Whenever payments are to be made or documents are to be sent to any Beneficiary by the Trustee or by Beneficiary to the Trustee, the making of such payment or sending of such document sent through the post shall be at risk of the Holdings and THC, in the case of payments made or documents sent by the Trustee, and at the risk of the Beneficiary, in the case of payments made or documents sent by the Beneficiary.

13.6 COUNTERPARTS

     This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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                                     - 27 -

13.7 JURISDICTION

     This trust agreement shall be construed and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.


     IN WITNESS WHEREOF the parties hereto have caused this trust agreement to be duly executed as of the date first above written.


                           THE HOCKEY COMPANY


                           Per:  /s/ Robert A. Desrosiers
                              --------------------------------------------------
                              Name:  Robert A. Desrosiers
                              Title: Chief Financial Officer and Vice President,
                                     Finance and Administration


                           THE HOCKEY COMPANY HOLDINGS INC.


                           Per:  /s/ Robert A. Desrosiers
                              --------------------------------------------------
                              Name:  Robert A. Desrosiers
                              Title: Chief Financial Officer and Vice President,
                                     Finance and Administration


                           COMPUTERSHARE TRUST COMPANY OF CANADA


                           Per:  /s/ Louis-Philippe Marineau
                              --------------------------------------------------
                              Name:  Louis-Philippe Marineau
                              Title: Corporate Trust Officer


                           Per:  /s/ Pierre Lavoie
                              --------------------------------------------------
                              Name:  Pierre Lavoie
                              Title: Administrator